Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated November 20, 2013, in this Registration Statement (Form S-6 No. 333-191113) of Smart Trust, High 20 Dividend Strategy Trust, Series 6.

/s/ Grant Thornton LLP
Grant Thornton LLP

Chicago, Illinois

November 20, 2013